Exhibit 10.21

AMENDMENT NO. 6

Dated February 22, 2008

TO

that certain Loan and Security Agreement No. 452

dated as of March 28, 2005, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

ARYX THERAPEUTICS, INC. (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

I.             Section 4.5 of the Agreement shall be deleted in its entirety and replaced with the following:

4.5          Certain Equipment Collateral.  Except as provided in clause (c) below, the Collateral shall not include the Financed Equipment (the “Third Party Financed Equipment”) securing the Indebtedness incurred by Borrower in favor of any Third Party Lender (“Third Party Lender”) in connection with any Finance Agreement between a Third Party Lender and Borrower (“Third Party Indebtedness”) in an amount not to exceed $3,000,000; provided, that (a) the Third Party Indebtedness shall be included in, and shall not exceed, the maximum amount for equipment financing set forth in clause (v) of the definition of “Permitted Liens”, (b) such exception to the Collateral is only to the extent that Third Party Lender has a security interest in such Financed Equipment, and (c) such Financed Equipment shall automatically become a part of the Collateral concurrent with the release by Third Party Lender of its security interest in the Third Party Financed Equipment.  To the extent that Lender shall have had a security interest in Third Party Financed Equipment, Lender’s security interest in such Financed Equipment shall be automatically released, but only under the terms and to the extent set forth in clause (v) of the definition of “Permitted Liens” and this Section 4.5.

II.            Section 7.10 of the Agreement shall be deleted in its entirety and replaced with the following:

7.10        Deposit and Securities Accounts.  Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest.  Notwithstanding the foregoing, Lender’s security interest shall be subordinate to that of Comerica (i) in that certain deposit account #385107379682 held with Comerica Bank as security for a line of credit related to corporate purchasing credit cards; provided, such account shall not exceed $150,000 and (ii) in Borrower’s account #18927-65692 at Comerica supporting letter of credit #596267-43 issued to Biomed Realty Trust, Inc. in conjunction with Borrower’s real property lease; provided, such letter of credit shall not exceed $703,200 and letter of credit #633778-41 issued to ADP TotalSource, Inc. in conjunction with Borrower’s payroll; provided, such letter of credit shall not exceed $500,000 and such account subordination shall not exceed $1,203,200.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

ARYX THERAPEUTICS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ John Varian	By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner
Name:	JOHN VARIAN
		By:	/s/ Thomas Conneely
Title:	COO
		Name:	Thomas Conneely

		Title:	Vice President